SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       June 23, 2000
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                        National Bancorp of Alaska, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                      0-10769          92-0087646
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   (State or Other Jurisdiction     (Commission       (IRS Employer
         of Incorporation)          File Number)      Identification Number)


 Northern Lights Boulevard and C Street, Anchorage, AK                  99503
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 (Address of Principal Executive Office)                              (Zip Code)


Registrant's telephone number, including area code        907/276-1132
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)












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Item 5. Other Events.

         On June 8, 2000, the stockholders of National Bancorp of Alaska, Inc., a Delaware corporation (the "Corporation"), at their annual meeting considered, voted upon, and adopted a proposal to approve the Agreement and Plan of Reorganization, dated as of January 12, 2000, and amended as of February 15, 2000, between the Corporation and Wells Fargo & Company, pursuant to which a wholly-owned subsidiary of Wells Fargo will merge into the Corporation (the "Merger") and as a result of the Merger the Corporation will become a wholly-owned subsidiary of Wells Fargo. In addition, on May 25, 2000, the Alaska Division of Banking, Securities, and Corporations approved the Merger and on June 21, 2000, the Board of Governors of the Federal Reserve System approved the Merger. Upon the expiration of all requisite waiting periods, all regulatory conditions to consummation of the Merger will have been satisfied. The Corporation and Wells Fargo have scheduled July 14, 2000, as the effective date upon which they will close the Merger. Following the effective date of the Merger, each outstanding share of the Corporation's common stock will be exchanged for 0.896303 of a share of Wells Fargo common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Exhibits. None.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               NATIONAL BANCORP OF ALASKA, INC.


                               By:  /s/ Edward B. Rasmuson
                                    ----------------------
                                       Name: Edward B. Rasmuson
                                       Title: Chairman of the Board
                                                 of Directors

Date:  June 28, 2000